Inland Real Estate Corporation
2901 Butterfield Road
Oak Brook, IL 60523
(888) 331-4732
NEWS RELEASE

Inland Real Estate Corporation Contact:
Dawn Benchelt, Investor Relations Director, Media Relations
(630) 218-7364
benchelt@inlandrealestate.com

Inland Real Estate Corporation Announces First Quarter Results
- FFO Adjusted Increases 10 Percent Year-Over-Year to $0.22 Per Weighted Average Common Share -

OAK BROOK, IL (May 9, 2013) - Inland Real Estate Corporation (NYSE:IRC), a leading real estate investment trust that owns and operates high quality, necessity and value based retail centers in select markets in the Midwest, today announced financial and operational results for the three months ended March 31, 2013.

First Quarter and Recent Highlights:

•
Reported Funds from Operations (FFO) per common share of $0.21 and FFO adjusted for non-cash items net of taxes, per common share of $0.22 for the first quarter of 2013, representing increases of 5 percent and 10 percent, respectively, over the quarter ended March 31, 2012.

•	Consolidated same store net operating income (NOI) for the first quarter rose by 3.2 percent over the first quarter of 2012.

•	Total portfolio leased occupancy was 94.1 percent and financial occupancy was 91.6 percent at March 31, 2013, representing increases of 140 basis points for both rates over one year ago.

•
Executed 97 leases for 607,506 square feet within the total portfolio, representing an increase in square feet leased of 62.1 percent over the year ago quarter, and the largest amount of square feet leased in one quarter since the fourth quarter of 2010.

•	Average base rent for new and renewal leases signed within the total portfolio increased by 10.9 percent and 15.0 percent, respectively, over expiring average rents.

•
The Company sold two non-core retail assets located in the Chicago suburbs for a total price of approximately $6.6 million during the quarter; and after the close of the quarter, acquired from a regional developer the 87,826-square-foot Warsaw Commons shopping center located in northern Indiana, for $11.4 million, subject to future earnout payments.

“The results we reported for the first quarter of 2013 demonstrate that our operating platform continues to exhibit solid performance,” said Mark Zalatoris, Inland Real Estate Corporation's president and chief executive officer. “Our team executed robust leasing volumes that outpaced activity in every quarter since the fourth quarter of 2010, with double-digit increases in average base rents for new and renewal leases executed in the quarter. We also reported a 3.2 percent increase in consolidated same store NOI for the quarter, which reflects our strong leasing activity in 2012. In addition, we continue to upgrade portfolio quality and recycle capital by selling non-core properties and acquiring market-dominant Class A assets in off-market transactions, generating attractive yields on investment and improving the long-term growth profile of the Company.”

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Financial Results
For the quarter ended March 31, 2013, FFO attributable to common stockholders was $19.2 million, compared to $17.7 million for the first quarter of 2012. On a per share basis, FFO was $0.21 (basic and diluted) for the first quarter of 2013, compared to $0.20 for the year ago quarter.

FFO adjusted for non-cash items, was $19.8 million for the first quarter of 2013, compared to $17.7 million for the first quarter of last year. On a per share basis, FFO adjusted for those items was $0.22 (basic and diluted) for the quarter, compared to $0.20 for the first quarter of 2012. The variance between FFO and FFO adjusted was due to noncash impairment charges totaling $605,000, related to an unconsolidated development joint venture property and certain investment securities, that were recorded during the quarter.

FFO adjusted increased primarily due to higher revenues, lower interest expense, and an increase in net operating income from unconsolidated properties (recorded in equity in earnings of unconsolidated joint ventures).

Net income attributable to common stockholders for the first quarter of 2013 was $4.7 million, compared to a net loss of $2.8 million for the first quarter of 2012. On a per common share basis, net income attributable to common stockholders was $0.05 (basic and diluted), compared to a net loss of $0.03 for the prior year quarter. Net income for the quarter increased due to the same items that impacted FFO adjusted. In addition, net income increased as a result of lower depreciation and amortization expense and higher net gains from sales of investment properties sold during the quarter.

Reconciliations of FFO and FFO adjusted to net income (loss) attributable to common stockholders, calculated in accordance with U.S. GAAP, as well as FFO and FFO adjusted per share to net income (loss) attributable to common stockholders per share, are provided at the end of this news release.

Portfolio Performance
Consolidated same store NOI was $23.6 million for the quarter, an increase of 3.2 percent compared to the prior year quarter. The gain in consolidated same store NOI was due to increased rental rates on renewed leases and income from new leases signed. Same store financial occupancy for the consolidated portfolio was 88.8 percent as of March 31, 2013, an increase of 50 basis points over one year ago.

The Company evaluates its overall portfolio by analyzing the operating performance of properties that have been owned and operated for the same three-month period during each year. A total of 94 of the Company's investment properties within the consolidated portfolio satisfied this criterion during these periods and are referred to as "same store" properties. Same store NOI is a supplemental non-GAAP measure used to monitor the performance of the Company's investment properties.

A reconciliation of consolidated same store NOI to net income (loss) attributable to common stockholders, calculated in accordance with U.S. GAAP, is provided at the end of this news release.

Leasing
For the quarter ended March 31, 2013, the Company executed 97 leases within the total portfolio aggregating 607,506 square feet of gross leasable area (GLA), an increase in square feet leased of 62.1 percent over the year ago quarter. Total leases executed included:

•	Sixty-seven renewal leases comprising 412,318 square feet of GLA, with an average rental rate of $11.64 per square foot, representing an increase of 15.0 percent over the average expiring rent;

•	Thirteen new leases comprising 154,775 square feet of GLA, with an average rental rate of $9.72 per square foot, representing an increase of 10.9 percent over the expiring rent; and

•
Seventeen non-comparable leases, comprising 40,413 square feet of GLA, with an average rental rate of $15.86 per square foot. The Company defines non-comparable leases as leases signed for expansion square footage or for space in which there was no former tenant in place for a period of twelve months or more.

On a blended basis, the 80 new and renewal leases signed during the quarter had an average rental rate of $11.11 per square foot, representing an increase of 14.0 percent over the average expiring rent. The calculations of former and new average base rents are adjusted for rent abatements on the included leases.

Leased occupancy for the total portfolio was 94.1 percent as of March 31, 2013, representing increases of 10 basis points and 140 basis points, respectively, over the fourth quarter of 2012 and the first quarter of 2012. Financial occupancy for the total portfolio was 91.6 percent as of March 31, 2013, consistent with the fourth quarter of 2012 and an increase of 140 basis points

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compared to one year ago. The gains in total portfolio financial occupancy were due to rent commencements for new leases signed in prior months. Financial occupancy is defined as the percentage of total gross leasable area for which a tenant is obligated to pay rent under the terms of the lease agreement, regardless of the actual use or occupation by that tenant of the area being leased, and excludes tenants in abatement periods.

EBITDA, Balance Sheet, Liquidity and Market Value
The Company reported earnings before interest, taxes, depreciation and amortization (EBITDA), adjusted for non-cash items, of $33.4 million for the quarter, compared to $30.2 million for the first quarter of 2012. Definitions and reconciliations of EBITDA and adjusted EBITDA to net income (loss) attributable to Inland Real Estate Corporation are provided at the end of this news release.

EBITDA coverage of interest expense, adjusted, was 3.0 times for the quarter ended March 31, 2013, compared to 2.7 times for the first quarter of 2012. The Company has provided EBITDA and related non-GAAP coverage ratios because it believes EBITDA and the related ratios provide useful supplemental measures in evaluating the Company's operating performance since expenses that may not be indicative of operating performance are excluded.

During the quarter, the Company issued approximately 548,000 shares of common stock through its “at the market” (ATM) issuance program, generating net proceeds of approximately $5 million. Proceeds from the sales were used for general corporate purposes, which may include acquisitions through wholly owned subsidiaries or joint venture entities, repayment of secured mortgage debt or amounts outstanding on its credit facilities, or repurchase of convertible senior notes.

As of March 31, 2013, the Company had an equity market capitalization (common shares) of $907.7 million, outstanding preferred stock of $110.0 million (at face value), and total debt outstanding of $991.0 million (including the pro-rata share of debt in unconsolidated joint ventures and full face value of outstanding 5.0% convertible senior notes, due 2029) for a total market capitalization of approximately $2.0 billion. The Company's debt-to-total market capitalization was 49.3 percent as of March 31, 2013, an improvement of 410 basis points from one year ago. Approximately 63 percent of total debt bears interest at fixed rates. As of March 31, 2013, the weighted average interest rate on the fixed rate debt was 5.14 percent and the overall weighted average interest rate, including variable rate debt, was 4.10 percent.

Acquisitions and Dispositions
During the quarter, the Company sold two consolidated, non-core properties including the Oak Lawn Town Center, a 12,506-square-foot neighborhood shopping center in Oak Lawn, Ill., for $3.3 million; and the Quarry Outlot, a 9,650-square-foot, multi-tenant outlot building located in Hodgkins, Ill., for $3.3 million. The Company expects to reinvest the sales proceeds into better quality retail centers with higher growth potential. The Company recorded a total gain on sale of $2.7 million for the two assets.

On April 24, the Company acquired for its consolidated portfolio the 87,826-square-foot Warsaw Commons shopping center located in the northern Indiana city of Warsaw, in a “loan to own” transaction with the developer for a purchase price at completion of $11.4 million, subject to future earnout payments. Situated in the heart of a major trade area with other national retailers such as Wal-Mart and Lowes, the 99.5 percent leased center is anchored by best-in-class national retailers including TJMaxx, PetSmart, Ulta, Shoe Carnival and Dollar Tree, and is shadow-anchored by Kohl's.

Joint Venture Activity
In January, the Company amended its joint venture agreement with Inland Private Capital Corporation (IPCC) to extend the joint venture relationship through December 31, 2014, and revise the fee structure to provide a higher percentage of recurring management fee income. Under the new agreement, the Company will lower its initial, one-time acquisition fee and slightly reduce its property management fee. In exchange, the Company will be paid a new annual asset management fee on each property acquired by the venture that will be earned throughout the management period. The Company believes the revised fee structure will provide more value to stockholders due to the greater emphasis on long-term, recurring management fee income over one-time transaction fee income. Total fee income received by the Company is expected to increase slightly under the new agreement, assuming the typical long-term hold periods for the assets. The Company leverages its existing personnel and resources to manage assets acquired by the venture, and generates a high margin, stable fee income stream that is complementary to its core business.

During the quarter, the Company invested approximately $20.3 million of equity in the venture with IPCC to acquire the following free-standing retail assets for an aggregate purchase price of $52.7 million: two properties leased to Family Dollar and located in the Texas cities of Abilene and Colorado City; and two properties leased to Mariano's and located in the Chicago

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suburbs of Palatine and Vernon Hills, Ill. The Company has established an acquisitions target of $100 million in asset value per year for the venture with IPCC. Of note, the Company's ownership in the properties acquired by the venture is reduced proportionately as interests in the assets are sold to investors, with the Company eventually owning no interest in a property once all interests in a property have been sold. The Company believes the venture provides an attractive return on invested capital, as equity allocated to the venture can be reinvested multiple times per year.

Total fee income from unconsolidated joint ventures was $1.6 million for the quarter, an increase of 53.8 percent over the prior year period. The increase was due to increased acquisition fee income earned on sales of interests through the joint venture with IPCC, and to higher asset and property management fee income from additional assets under management through the joint ventures with PGGM and IPCC.

Distributions
In January, February, March and April of 2013, the Company paid a monthly cash dividend to Preferred Stockholders of $0.169271 per share on the outstanding shares of its 8.125% Series A Cumulative Redeemable Preferred Stock. In addition, the Company has declared a cash dividend of $0.169271 per share on the outstanding shares of its Preferred Stock, payable on May 15, 2013, to Preferred Stockholders of record as of May1, 2013.

In January, February, March and April of 2013, the Company paid monthly cash distributions to Common Stockholders of $0.0475 per common share. The Company also declared a cash distribution of $0.0475 per common share, payable on May 17, 2013, to common stockholders of record as of April 30, 2013.

Guidance
The Company reaffirms the guidance originally provided for fiscal year 2013 that FFO adjusted per common share (basic and diluted) is expected to range from $0.88 to $0.92, consolidated same store NOI is expected to increase by 1 percent to 2 percent, and consolidated same store financial occupancy at year-end 2013 is expected to range from 89 percent to 90 percent.

Conference Call/Webcast
Management will host a conference call to discuss the Company's financial and operational results for first quarter of 2013, on Thursday, May 9, 2013, at 1:00 p.m. CT (2:00 p.m. ET). Hosting the conference call will be Mark Zalatoris, President and Chief Executive Officer; Brett Brown, Chief Financial Officer; and Scott Carr, President of Property Management. The live conference call can be accessed by dialing 1-888-317-6016 for callers within the United States, 1-855-669-9657 for callers dialing from Canada, or 1-412-317-6016 for other international callers. A live webcast also will be available on the Company's website at www.inlandrealestate.com. The conference call will be recorded and available for replay one hour after the end of the live event through 8:00 a.m. CT (9:00 a.m. ET) on May 24, 2013. Interested parties can access the replay of the conference call by dialing 1-877-344-7529 or 1-412-317-0088 for international callers, and entering the conference number 10027568. An online playback of the webcast will be archived for approximately one year within the investor relations section of the Company's website.

About Inland Real Estate Corporation
Inland Real Estate Corporation is a self-administered and self-managed publicly traded real estate investment trust (REIT) that owns and operates open-air neighborhood, community, power and lifestyle retail centers and single-tenant properties located primarily in the Midwestern United States. As of March 31, 2013, the Company owned interests in 154 investment properties, including 48 owned through its unconsolidated joint ventures, with aggregate leasable space of approximately 15 million square feet. For additional information, including a copy of the Company's supplemental financial information for the three months ended March 31, 2013, please visit www.inlandrealestate.com. To connect with Inland Real Estate Corporation via LinkedIn, please visit http://www.linkedin.com/company/inland-real-estate-corporation, or via Twitter at www.twitter.com/IRC_REIT.

Certain statements in this news release constitute "forward-looking statements" within the meaning of the Federal Private Securities Litigation Reform Act of 1995. Forward-looking statements are statements that do not reflect historical facts and instead reflect our management's intentions, beliefs, expectations, plans or predictions of the future. Forward-looking statements can often be identified by words such as "believe," "expect," "anticipate," "intend," "estimate," "may," "will," "should" and "could." Examples of forward-looking statements include, but are not limited to, statements that describe or contain information related to matters such as management's intent, belief or expectation with respect to our financial performance, investment strategy or our portfolio, our ability to address debt maturities, our cash flows, our growth prospects, the value of our assets, our joint venture commitments and the amount and timing of anticipated future cash distributions. Forward-looking statements reflect the intent, belief or expectations of our management based on their knowledge and understanding of the business and industry and their assumptions, beliefs and expectations with respect to the market for commercial real estate, the U.S. economy and other future conditions. These statements are not guarantees of future performance, and investors should not

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place undue reliance on forward-looking statements. Actual results may differ materially from those expressed or forecasted in forward-looking statements due to a variety of risks, uncertainties and other factors, including but not limited to the factors listed and described under Item 1A"Risk Factors" in our Annual Report on Form 10-K for the year ended December 31, 2012, as filed with the Securities and Exchange Commission (the "SEC") on February 28, 2013 as they may be revised or supplemented by us in subsequent Reports on Form 10-Q and other filings with the SEC. Among such risks, uncertainties and other factors are market and economic challenges experienced by the U.S. economy or real estate industry as a whole, including dislocations and liquidity disruptions in the credit markets; the inability of tenants to continue paying their rent obligations due to bankruptcy, insolvency or a general downturn in their business; competition for real estate assets and tenants; impairment charges; the availability of cash flow from operating activities for distributions and capital expenditures; our ability to refinance maturing debt or to obtain new financing on attractive terms; future increases in interest rates; actions or failures by our joint venture partners, including development partners; and factors that could affect our ability to qualify as a real estate investment trust. The Company undertakes no obligation to update or revise forward-looking statements to reflect changed assumptions, the occurrence of unanticipated events or changes to future operating results.

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Consolidated Balance Sheets
(in thousands, except per share data)

	March 31, 2013	December 31, 2012
Assets:	(unaudited)
Investment properties:
Land	$297,089	313,261
Construction in progress	20,842	20,837
Building and improvements	921,015	957,794
	1,238,946	1,291,892
Less accumulated depreciation	333,262	329,997
Net investment properties	905,684	961,895
Cash and cash equivalents	8,903	18,505
Investment in securities	7,395	8,711
Accounts receivable, net	27,171	25,076
Mortgages receivable	14,290	12,955
Investment in and advances to unconsolidated joint ventures	164,124	129,196
Acquired lease intangibles, net	32,005	41,692
Deferred costs, net	18,917	19,436
Other assets	33,039	25,939
Total assets	$1,211,528	1,243,405

Liabilities:
Accounts payable and accrued expenses	$42,481	36,918
Acquired below market lease intangibles, net	11,931	12,976
Distributions payable	4,610	4,606
Mortgages payable	390,774	412,361
Unsecured credit facilities	305,000	305,000
Convertible notes	28,442	28,327
Other liabilities	22,131	33,014
Total liabilities	805,369	833,202

Stockholders’ Equity:
Preferred stock, $0.01 par value, 12,000 shares authorized; 4,400 8.125% Series A Cumulative Redeemable shares, with a $25.00 per share Liquidation Preference, issued and outstanding at March 31, 2013 and December 31, 2012, respectively	110,000	110,000
Common stock, $0.01 par value, 500,000 shares authorized; 89,964 and 89,366 Shares issued and outstanding at March 31, 2013 and December 31, 2012, respectively	900	894
Additional paid-in capital (net of offering costs of $70,364 and $70,238 at March 31, 2013 and December 31, 2012, respectively)	789,632	784,139
Accumulated distributions in excess of net income	(484,285)	(476,185)
Accumulated other comprehensive loss	(8,278)	(9,269)
Total stockholders’ equity	407,969	409,579

Noncontrolling interest	(1,810)	624
Total equity	406,159	410,203

Total liabilities and equity	$1,211,528	1,243,405

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Consolidated Statements of Operations and Comprehensive Income (unaudited)
(in thousands, except per share data)

	Three months ended March 31,
	2013	2012
Revenues:
Rental income	$27,792	27,523
Tenant recoveries	10,970	9,953
Other property income	573	394
Fee income from unconsolidated joint ventures	1,596	1,038
Total revenues	40,931	38,908

Expenses:
Property operating expenses	7,621	6,953
Real estate tax expense	7,246	7,104
Depreciation and amortization	12,653	15,089
General and administrative expenses	4,720	4,507
Total expenses	32,240	33,653

Operating income	8,691	5,255
Other income	846	1,521
Gain on sale of investment properties	1,498	—
Gain on sale of joint venture interest	341	52
Impairment of investment securities	(98)	—
Interest expense	(8,179)	(8,715)
Income (loss) before income tax benefit (expense) of taxable REIT subsidiaries, equity in earnings of unconsolidated joint ventures and discontinued operations	3,099	(1,887)

Income tax benefit (expense) of taxable REIT subsidiaries	(228)	121
Equity in earnings of unconsolidated joint ventures	1,340	32
Income (loss) from continuing operations	4,211	(1,734)

Income from discontinued operations	2,702	228
Net income (loss)	6,913	(1,506)

Net income attributable to the noncontrolling interest	(12)	(3)
Net income (loss) attributable to Inland Real Estate Corporation	6,901	(1,509)

Dividends on preferred shares	(2,210)	(1,255)
Net income (loss) attributable to common stockholders	$4,691	(2,764)

Basic and diluted earnings attributable to common shares per weighted average common share:
Income (loss) from continuing operations	$0.02	(0.03)
Income from discontinued operations	0.03	—
Net income (loss) attributable to common stockholders per weighted average common share — basic and diluted	$0.05	(0.03)

Weighted average number of common shares outstanding — basic	89,476	88,906

Weighted average number of common shares outstanding — diluted	89,707	88,906

Comprehensive income:
Net income (loss) attributable to common stockholders	$4,691	(2,764)
Unrealized gain on investment securities	223	849
Reclassification of gain on sale of investment securities	(260)	(590)
Unrealized gain on derivative instruments	1,028	999
Comprehensive income (loss)	$5,682	(1,506)

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Funds From Operations (unaudited)
(in thousands, except per share data)

Non-GAAP Financial Measures

We consider FFO a widely accepted and appropriate measure of performance for a REIT. FFO provides a supplemental measure to compare our performance and operations to other REITs. Due to certain unique operating characteristics of real estate companies, NAREIT has promulgated a standard known as FFO, which it believes more accurately reflects the operating performance of a REIT such as ours. As defined by NAREIT, FFO means net income computed in accordance with U.S. GAAP, excluding gains (or losses) from sales of operating property, plus depreciation and amortization and after adjustments for unconsolidated entities in which the REIT holds an interest. In addition, NAREIT has further clarified the FFO definition to add-back impairment write-downs of depreciable real estate or of investments in unconsolidated entities that are driven by measurable decreases in the fair value of depreciable real estate. We have adopted the NAREIT definition for computing FFO. We adjust FFO for the impact of non-cash impairment charges of non-depreciable real estate, net of taxes recorded in comparable periods, in order to present the performance of our core portfolio operations. Management uses the calculation of FFO and FFO adjusted for several reasons. FFO is used in certain employment agreements to determine incentives payable by us to certain executives, based on our performance. Additionally, we use FFO and FFO adjusted to compare our performance to that of other REITs in our peer group. The calculation of FFO may, however, vary from entity to entity because capitalization and expense policies tend to vary from entity to entity. Items that are capitalized do not impact FFO whereas items that are expensed reduce FFO. Consequently, our presentation of FFO may not be comparable to other similarly titled measures presented by other REITs. FFO does not represent cash flows from operations as defined by U.S. GAAP, it is not indicative of cash available to fund all cash flow needs and liquidity, including our ability to pay distributions and should not be considered as an alternative to net income, as determined in accordance with U.S. GAAP, for purposes of evaluating our operating performance. The following table reflects our FFO and FFO adjusted for the periods presented, reconciled to net income (loss) attributable to common stockholders for these periods.

	Three months ended March 31,
	2013	2012
Net income (loss) attributable to common stockholders	4,691	(2,764)
Gain on sale of investment property	(4,178)	—
Impairment of depreciable operating property	186	—
Equity in depreciation of unconsolidated ventures	5,855	5,130
Amortization on origination cost & acquired leases	1,548	1,983
Amortization on leasing commissions	505	575
Depreciation, net of minority interest	10,598	12,761
Funds From Operations attributable to common stockholders	$19,205	17,685

Impairment of investment securities	98	—
Provision for asset impairment included in equity in earnings of unconsolidated joint ventures	506	—
Funds From Operations attributable to common stockholders, adjusted	$19,809	17,685

Net income (loss) attributable to common stockholders per weighted average common share - basic and diluted	$0.05	(0.03)

Funds From Operations attributable to common stockholders, per weighted average commons share - basic and diluted	$0.21	0.20

Funds From Operations attributable to common stockholders, adjusted, per weighted average commons share - basic and diluted	$0.22	0.20

Weighted average number of common shares outstanding, basic	89,476	88,906
Weighted average number of common shares outstanding, diluted	89,707	89,021

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Earnings Before Interest, Taxes, Depreciation and Amortization (unaudited)
(in thousands, except per share data)

EBITDA is defined as earnings (losses) from operations excluding: (1) interest expense; (2) income tax benefit or expenses; (3) depreciation and amortization expense; and (4) gains (loss) on non-operating property. We believe EBITDA is useful to us and to an investor as a supplemental measure in evaluating our financial performance because it excludes expenses that we believe may not be indicative of our operating performance. By excluding interest expense, EBITDA measures our financial performance regardless of how we finance our operations and capital structure. By excluding depreciation and amortization expense, we believe we can more accurately assess the performance of our portfolio. Because EBITDA is calculated before recurring cash charges such as interest expense and taxes and is not adjusted for capital expenditures or other recurring cash requirements, it does not reflect the amount of capital needed to maintain our properties nor does it reflect trends in interest costs due to changes in interest rates or increases in borrowing. EBITDA should be considered only as a supplement to net earnings and may be calculated differently by other equity REITs.

We believe EBITDA is an important non-GAAP measure. We utilize EBITDA to calculate our interest expense coverage ratio, which equals EBITDA divided by total interest expense. We believe that using EBITDA, which excludes the effect of non-operating expenses and non-cash charges, all of which are based on historical cost and may be of limited significance in evaluating current performance, facilitates comparison of core operating profitability between periods and between REITs, particularly in light of the use of EBITDA by a seemingly large number of REITs in their reports on Forms 10-Q and 10-K. We believe that investors should consider EBITDA in conjunction with net income and the other required U.S. GAAP measures of our performance to improve their understanding of our operating results. We adjust EBITDA for the impact of non-cash impairment charges in comparable periods, in order to present the performance of our core portfolio operations.

	Three months ended March 31,
	2013	2012
Net income (loss) attributable to Inland Real Estate Corporation	$6,901	(1,509)
Gain on sale of investment property	(4,178)	—
Income tax expense of taxable REIT subsidiary	228	(121)
Interest expense	8,179	8,715
Interest expense - unconsolidated ventures (PRS)	2,979	2,637
Depreciation and amortization	12,653	15,089
Depreciation and amortization - discontinued operations	23	245
Depreciation and amortization - unconsolidated ventures (PRS)	5,855	5,130
EBITDA	32,640	30,186

Impairment loss, net of taxes:
Impairment of depreciable operating property	186	—
Impairment of investment securities	98	—
Provision for asset impairment included in equity in earnings of unconsolidated joint ventures	506	—
EBITDA, Adjusted	$33,430	30,186

Total Interest Expense	$11,158	11,352

EBITDA: Interest Expense Coverage Ratio	2.9 x	2.7 x

EBITDA: Interest Expense Coverage Ratio, adjusted	3.0 x	2.7 x

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Same Store Net Operating Income (unaudited)
(in thousands, except per share data)

The following schedule presents same store net operating income, for our consolidated portfolio, which is the net operating income of properties owned in both the three months ended March 31, 2013 and 2012, along with other investment properties' net operating income. Same store net operating income is considered a non-GAAP financial measure because it does not include straight-line rental income, amortization of lease intangibles, interest, depreciation, amortization and bad debt expense. We provide same store net operating income as another metric to compare the results of property operations for the three months ended March 31, 2013 and 2012. We also provide a reconciliation of these amounts to the most comparable GAAP measure, net income (loss) attributable to common stockholders.

	Three months ended March 31,
Consolidated	2013	2012	% Change
Rental income and tenant recoveries:
"Same store" investment properties, 94 properties
Rental income	$26,161	25,252	3.6%
Tenant recovery income	10,603	9,139	16.0%
Other property income	562	388	44.8%
"Other investment properties”
Rental income	1,871	2,016
Tenant recovery income	367	814
Other property income	11	6
Total property income	$39,575	37,615

Property operating expenses:
"Same store" investment properties, 94 properties
Property operating expenses	$6,717	5,351	25.5%
Real estate tax expense	6,995	6,546	6.9%
"Other investment properties"
Property operating expenses	207	437
Real estate tax expense	251	558
Total property operating expenses	$14,170	12,892

Property net operating income
"Same store" investment properties	23,614	22,882	3.2%
"Other investment properties"	1,791	1,841
Total property net operating income	$25,405	24,723

Other income:
Straight-line rents	$107	250
Amortization of lease intangibles	(347)	5
Other income	846	1,521
Fee income from unconsolidated joint ventures	1,596	1,038
Gain on sale of investment properties	1,498	—
Gain on sale of joint venture interest	341	52

Equity in earnings of unconsolidated joint ventures	1,340	32

Other expenses:
Income tax benefit (expense) of taxable REIT subsidiaries	(228)	121
Bad debt expense	(697)	(1,165)
Depreciation and amortization	(12,653)	(15,089)
General and administrative expenses	(4,720)	(4,507)
Impairment of investment securities	(98)	—
Interest expense	(8,179)	(8,715)

Income (loss) from continuing operations	4,211	(1,734)
Income from discontinued operations	2,702	228
Net income (loss)	6,913	(1,506)

Net income attributable to the noncontrolling interest	(12)	(3)
Net income (loss) attributable to Inland Real Estate Corporation	6,901	(1,509)

Dividends on preferred shares	(2,210)	(1,255)

Net income (loss) attributable to common stockholders	$4,691	(2,764)

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Balance Sheets - Pro Rata Consolidation (unaudited)
(in thousands, except per share data)

The following schedules present our pro-rata consolidated financial statements as of and for the three months and year ended March 31, 2013, reconciled to our U.S. GAAP financial statements. These financial statements are considered non-GAAP because they include financial information related to unconsolidated joint ventures accounted for under the equity method of accounting. We provide these statements to include the pro rata amounts of all properties under management in order to better compare our overall performance and operating metrics to those of other REITs in our peer group.

	Consolidated Balance Sheets March 31, 2013	Noncontrolling Interest	IN Retail Fund LLC (NYSTRS)	INP Retail LP (PGGM)	Development Properties	IPCC Unconsolidated properties	Pro-rata Consolidated Balance Sheets
Assets:
Investment properties:
Land	$297,089	(535)	43,785	75,413	1,481	17,237	434,470
Construction in progress	20,842	(3)	—	2,130	14,786	—	37,755
Building and improvements	921,015	(1,525)	117,412	184,435	4,584	50,131	1,276,052
	1,238,946	(2,063)	161,197	261,978	20,851	67,368	1,748,277
Less accumulated depreciation	333,262	(762)	33,322	9,485	38	383	375,728
Net investment properties	905,684	(1,301)	127,875	252,493	20,813	66,985	1,372,549
Cash and cash equivalents	8,903	(1,802)	2,594	6,464	18	75	16,252
Investment in securities	7,395	—	—	—	—	—	7,395
Accounts receivable, net	27,171	(49)	6,344	5,661	70	129	39,326
Mortgages receivable	14,290	—	—	—	—	—	14,290
Investment in and advances to unconsolidated joint ventures	164,124	—	(28,328)	(89,918)	(13,009)	(31,322)	1,547
Acquired lease intangibles, net	32,005	—	3,306	40,862	—	11,744	87,917
Deferred costs, net	18,917	(29)	2,028	2,150	29	165	23,260
Other assets	33,039	(2)	1,303	1,549	123	1,186	37,198
Total assets	$1,211,528	(3,183)	115,122	219,261	8,044	48,962	1,599,734

Liabilities:
Accounts payable and accrued expenses	$42,481	(65)	6,362	7,103	1,772	173	57,826
Acquired below market lease intangibles, net	11,931	—	1,656	15,684	—	69	29,340
Distributions payable	4,610	—	—	—	—	—	4,610
Mortgages payable	390,774	(739)	76,265	135,169	7,348	47,238	656,055
Unsecured credit facilities	305,000	—	—	—	—	—	305,000
Convertible notes	28,442	—	—	—	—	—	28,442
Other liabilities	22,131	(10)	1,437	2,529	1,714	411	28,212
Total liabilities	805,369	(814)	85,720	160,485	10,834	47,891	1,109,485

Stockholders’ Equity:
Preferred stock	110,000	—	—	—	—	—	110,000
Common stock	900	—	—	—	—	—	900
Additional paid-in capital	789,632	—	—	119	—	—	789,751
Accumulated distributions in excess of net income	(484,285)	(4,179)	29,402	58,657	(2,790)	1,071	(402,124)
Accumulated other comprehensive loss	(8,278)	—	—	—	—	—	(8,278)
Total stockholders’ equity	407,969	(4,179)	29,402	58,776	(2,790)	1,071	490,249

Noncontrolling interest	(1,810)	1,810	—	—	—	—	—
Total equity	406,159	(2,369)	29,402	58,776	(2,790)	1,071	490,249

Total liabilities and equity	$1,211,528	(3,183)	115,122	219,261	8,044	48,962	1,599,734

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Statements of Operations - Pro Rata Consolidation (unaudited)
(in thousands, except per share data)

Three months ended March 31, 2013	Consolidated Statement of Operations	IN Retail Fund LLC (NYSTRS)	INP Retail LP (PGGM)	Development Properties	IPCC Unconsolidated properties	Pro-rata Consolidated Statement of Operations
Revenues:
Rental income	$27,792	3,798	6,638	19	465	38,712
Tenant recoveries	10,970	1,990	3,486	13	76	16,535
Other property income	573	31	71	—	—	675
Fee income from unconsolidated joint ventures	1,596	—	—	—	—	1,596
Total revenues	40,931	5,819	10,195	32	541	57,518

Expenses:
Property operating expenses	7,621	870	1,989	43	64	10,587
Real estate tax expense	7,246	1,498	1,969	29	53	10,795
Depreciation and amortization	12,653	1,683	3,973	10	189	18,508
Provision for asset impairment	—	—	—	692	—	692
General and administrative expenses	4,720	15	137	—	—	4,872
Total expenses	32,240	4,066	8,068	774	306	45,454

Operating income	8,691	1,753	2,127	(742)	235	12,064

Other income	846	—	2	—	—	848
Gain on sale of investment properties	1,498	—	—	—	—	1,498
Gain on sale of joint venture interest	341	—	—	—	—	341
Impairment of investment securities	(98)	—	—	—	—	(98)
Interest expense	(8,179)	(1,129)	(1,594)	(104)	(151)	(11,157)
Income (loss) before income tax expense of taxable REIT subsidiaries, equity in earnings of unconsolidated joint ventures and discontinued operations	3,099	624	535	(846)	84	3,496

Income tax expense of taxable REIT subsidiaries	(228)	—	—	—		(228)
Equity in earnings of unconsolidated joint ventures	1,340	(624)	(535)	846	(84)	943
Income from continuing operations	4,211	—	—	—	—	4,211

Income from discontinued operations	2,702	—	—	—	—	2,702
Net income	6,913	—	—	—	—	6,913

Net income attributable to the noncontrolling interest	(12)	—	—	—	—	(12)
Net income attributable to Inland Real Estate Corporation	6,901	—	—	—	—	6,901

Dividends on preferred shares	(2,210)	—	—	—	—	(2,210)
Net income attributable to common stockholders	$4,691	—	—	—	—	4,691

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